UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 30, 2023 (January 30, 2023)

COLGATE-PALMOLIVE COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-644	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	CL	New York Stock Exchange
0.500% Notes due 2026	CL 26	New York Stock Exchange
0.300% Notes due 2029	CL 29	New York Stock Exchange
1.375% Notes due 2034	CL 34	New York Stock Exchange
0.875% Notes due 2039	CL 39	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2023, the Board of Directors (the “Board”) of Colgate-Palmolive Company (“Colgate”) elected Steven Cahillane, Chairman of the Board, President and Chief Executive Officer of Kellogg Company (“Kellogg”), to the Colgate Board, effective February 1, 2023.  Mr. Cahillane, 57, will bring extensive global business leadership experience and expertise in the consumer products and health and nutrition industries to Colgate’s Board.  Mr. Cahillane joined Kellogg, a global snacks, cereal and frozen foods company operating in more than 180 countries, as Chief Executive Officer in 2017 and became Chairman of the Board in 2018.  Prior to joining Kellogg, from 2014 to 2017, Mr. Cahillane served as President and Chief Executive Officer of The Nature’s Bounty Co.  Mr. Cahillane previously spent seven years with The Coca-Cola Company culminating as Executive Vice President of The Coca-Cola Company and President of Coca-Cola Americas. Prior to that, Mr. Cahillane served as President of various Coca-Cola operating groups.  Mr. Cahillane will receive compensation as a non-employee director in accordance with Colgate’s director compensation program described in Colgate’s proxy statement filed with the Securities and Exchange Commission on March 23, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLGATE-PALMOLIVE COMPANY

Date: January 30, 2023	By:	/s/ Jennifer M. Daniels
		Name:	Jennifer M. Daniels
		Title:	Chief Legal Officer and Secretary

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